UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 28, 2008

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2008, the Board of Directors of Hormel Foods Corporation (the “Company”) approved amendments and restatements of the Company’s Executive Deferred Income Plan II.

The Executive Deferred Income Plan II was first effective on November 1, 1992, and previously restated effective November 1, 2002, January 1, 2005, and January 1, 2008. The plan is a nonqualified, unfunded deferred compensation plan, which provides specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Company. The plan was amended and restated to conform certain definitions to Section 409A of the Internal Revenue Code (the Code), and to allow Participants, during a limited period ending December 31, 2008, an opportunity to change the form of payment with respect to Retirement Benefit and Survivor Benefit elections for all amounts credited to the Plan that are subject to Section 409A of the Code (i.e., generally, amounts deferred or contributed into the Plan on or after January 1, 2005) in accordance with special transition rules issued by the IRS and the U.S. Department of Treasury in connection with the implementation of Section 409A of the Code. A copy of the plan is attached hereto as Exhibit 10.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits furnished pursuant to Item 5.02

10.1               Hormel Foods Corporation Executive Deferred Income Plan II (2008 Restatement (2nd))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	July 31, 2008	By	/s/J. H. FERAGEN
J. H. FERAGEN
Senior Vice President
and Chief Financial Officer

Dated:	July 31, 2008	By	/s/R. G. GENTZLER
R. G. GENTZLER
Vice President and Treasurer

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